Exhibit 5.1

                                 DIANE D. DALMY
                                 ATTORNEY AT LAW
                              8965 W. CORNELL PLACE
                            LAKEWOOD, COLORADO 80227
                            303.985.9324 (TELEPHONE)
                            303.988.6954 (FACSIMILE)

October 9, 2006


Transax International Limited
5201 Blue Lagoon Drive
8th Floor
Miami, Florida 33126

Via Facsimile: 305.358.7095

Re: Transax International Limited
    Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Transax International Limited, a Colorado corporation (the "Company") in connection with the preparation of a registration statement on Form SB-2, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Securities Act"), relating to the proposed public offering of up to 631,429 shares of the Company's common stock, $0.00001 par value
(the "Common Stock").

In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended; (iii) such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; and (iv) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have also examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company. I am not qualified to practice law in any jurisdiction other than the State of Colorado.

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Transax International Limited
Page Two
October 9, 2006



In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied upon certificates of incumbency and certificates of officers of the Company, respectively.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Securities Act for filing as Exhibit
5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of American and the corporate law of the State of Colorado. I do no express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Based upon the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters".

Sincerely,

/s/ Diane D. Dalmy
Diane D. Dalmy